UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-A/A

                        AMENDMENT NO. 3

     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                      WESTVACO CORPORATION
     (Exact Name of Registrant as Specified in its Charter)


         Delaware                         13-1466285
   (State of Incorporation)    (I.R.S. Employer Identification No.)


             299 Park Avenue, New York, New York   10171
            (Address of principal executive offices)

                 Telephone Number 212-688-5000
                (Registrants's telephone number)


  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered


    Preferred Stock Purchase Rights         New York Stock Exchange
                                            Chicago Stock Exchange
                                            Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)


  The undersigned registrant hereby amends its Registration
  Statement on Form 8 dated December 7, 1987, as amended on
  November 10, 1988 and October 24, 1989, as follows:

  Item 1.    Description of Securities To Be Registered.

On October 2, 1995, a three-for-two split of the Common Stock of the Company was effected in the form of a 50% stock dividend to
shareholders of record on September 1, 1995.   As a result of
such stock dividend, an adjustment was made with respect to the Rights in accordance with the terms and provisions of the Rights
Agreement.   A copy of the certificate of adjustment (the
"Certificate of Adjustment") delivered to the Rights Agent pursuant to Section 12 of the Rights Agreement, setting forth such adjustments, is attached hereto as Exhibit 5 and is incorporated herein by reference.


Item 2. Exhibits.

        5.   Certificate of Adjustment dated   November 11, 1996,
             delivered to The Bank of New York, as Rights Agent.



                           SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   November 11, 1996



                      WESTVACO CORPORATION


                              BY:


                      John W. Hetherington
             Vice President and Corporate Secretary



                          EXHIBIT LIST



                                                               Page No.
5. Certificate of Adjustment dated November 11, 1996, delivered to the Bank of New York, as Rights Agent.